Exhibit 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form SB-2 for Mobile Design Concepts, Inc., of our report dated February 20, 2001, relating to the December 31, 2000 financial statements of Mobile Design Concepts, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
May 10, 2001